EXHIBIT 2.3

                              ARTICLES OF EXCHANGE

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                              ARTICLES OF EXCHANGE

1.       CIROND NETWORKS INC.
         ----------------------------
         Name of Acquired Entity

         NEVADA                                             CORPORATION
         ----------------------------                       -------------------
         Jurisdiction                                       Entity type

and,

         CIROND CORPORATION F/K/A EXMAILIT.COM
         --------------------------------------
         Name of Acquiring Entity

         NEVADA                                             CORPORATION
         ----------------                                   -------------------
         Jurisdiction                                       Entity type

2. On November 25, 2003, CIROND CORPORATION F/K/A EXMAILIT.COM, a Nevada corporation ("Cirond"), effected a Stock Exchange Agreement and First Amendment to Stock Exchange Agreement (collectively, the "Plan of Exchange") with CIROND TECHNOLOGIES INC., a Colorado corporation ("CTI"), whereby Cirond acquired all of the outstanding equity of CTI's wholly owned subsidiary, CIROND NETWORKS INC., a Nevada corporation ("CNI").

3. The undersigned declares that a Plan of Exchange has been adopted by each constituent entity.

4. The Plan of Exchange was approved by the required consent of the owners of Cirond and CNI.

5.       The entire Plan of Exchange is on file at Cirond's registered office.

6.       The Plan of Exchange is effective upon filing.


CIROND CORPORATION                          CIROND NETWORKS INC.

/s/ KEVIN RYAN                              /s/ NICHOLAS MILLER
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Kevin Ryan, President                       Nicholas Miller, President